Exhibit 10.7

RADIAN GROUP INC.

2008 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, dated as of «Date» (the “Grant Date”), is delivered by RADIAN GROUP INC., a Delaware corporation (the “Company”), to «Name», an employee of the Company or one of its Subsidiaries (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. 2008 Equity Compensation Plan (the “2008 Plan”) permits the grant of shares of restricted stock to employees, officers, consultants and advisors of the Company, as such term is defined in the 2008 Plan;

WHEREAS, the Company desires to grant shares of restricted stock to the Grantee, and the Grantee desires to accept such shares of restricted stock, on the terms and conditions set forth herein and in the 2008 Plan; and

WHEREAS, the applicable provisions of the 2008 Plan are incorporated in this Restricted Stock Award Agreement by reference, including the definitions of terms contained in the 2008 Plan (unless such terms are otherwise defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Award of Restricted Stock.

The Company hereby awards to the Grantee all rights, title and interest in the record and beneficial ownership of «Shares» shares of common stock, $.001 par value per share (the “Restricted Stock”), of the Company subject to the vesting and other conditions of this Restricted Stock Award Agreement.

2.	Delivery of Common Stock; Custody of Restricted Stock.

On the vesting date (or as soon as practicable thereafter), the Company shall deliver to the Grantee, at the executive offices of the Company, a stock certificate for the number of shares of Restricted Stock that vest pursuant to the vesting schedule below or in accordance with Section 5 and 6 below (or make an appropriate book entry for such shares of Restricted Stock), subject to the payment of any federal, state, local or foreign withholding taxes. The obligation of the Company to deliver the shares upon vesting shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among other things, such steps as the General Counsel of the Company shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the 2008 Plan to withhold amounts required to be withheld for any taxes. Prior to the satisfaction of such vesting conditions, the Restricted Stock is not transferable and shall be held in trust or in escrow by the Company, until such time as the applicable restrictions on the transfer thereof have expired or otherwise lapsed.

3.	Vesting.

Provided Grantee remains in a service relationship with the Company on the vesting date and meets any applicable vesting requirements set forth in this Agreement, except as set forth in Section 5 and 6 below, the shares of Restricted Stock awarded under this Restricted Stock Award Agreement shall vest as follows (the “Restriction Period”):

Date	Shares;
«Vesting Date»	«Number» shares; and
«Vesting Date»	an additional «Number» shares;

Except as specifically provided in this Agreement, no additional shares of Restricted Stock will vest after Grantee’s service relationship with the Company has terminated for any reason and Grantee will forfeit to the Company all shares of Restricted Stock that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

5.	Retirement, Disability and Death.

If Grantee’s service with the Company terminates because of Grantee’s Retirement, Disability or death, Grantee’s Restricted Stock will automatically vest in full on the date of the occurrence of the event.

6.	Change of Control.

In the event of a Change of Control, Grantee’s Restricted Stock will automatically vest in full on the date the underlying transaction closes.

7.	Certain Corporate Changes.

If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or exchange of shares or any other change in capital structure made without receipt of consideration), if required, the number and class of the shares subject to the Restricted Stock Award shall be appropriately adjusted by the Committee in accordance with Section 3(c) of the 2008 Plan and such shares shall be deemed shares of Restricted Stock.

8.	Ownership Rights.

Subject to the restrictions set forth herein, Grantee is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any cash dividends that may be paid on the Restricted Stock, whether vested or not vested.

9.	Non-Transferability of Restricted Stock.

Until such time as the shares of Restricted Stock have vested hereunder, the Restricted Stock is not transferable other than by will or by the laws of descent and distribution, except as otherwise permitted by the 2008 Plan, and Restricted Stock shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock or any right hereunder, except as provided for herein, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.

The Grantee represents and warrants that the shares of Restricted Stock are being acquired by the Grantee solely for the Grantee’s own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that, except as otherwise provided in the 2008 Plan, prior to their vesting, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except to the extent expressly permitted hereby and at all times in compliance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

10.	Retention Rights.

Neither the grant of any Restricted Stock, nor any other action taken with respect to the Restricted Stock, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time.

11.	Cancellation; Amendment.

This award may be canceled or amended by the Committee, in whole or in part, in accordance with the applicable terms of the 2008 Plan.

12.	Notice.

Any notice to the Company provided for in this Restricted Stock Award Agreement shall be addressed to the Company in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the

Grantee shall be addressed to such Grantee at the current address shown on the payroll system of the Company or a Subsidiary thereof, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section 12. Subject to Section 16 below, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt.

13.	Incorporation of 2008 Plan by Reference.

This Restricted Stock Award Agreement is made pursuant to the terms of the 2008 Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The settlement of any award with respect to Restricted Stock is subject to the provisions of the 2008 Plan and to interpretations, regulations and determinations concerning the 2008 Plan as established from time to time by the Committee in accordance with the provisions of the 2008 Plan. A copy of the 2008 Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

14.	Income Taxes; Withholding Taxes.

Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award of Restricted Stock pursuant to this Restricted Stock Award Agreement. The Company shall have the right to deduct from any distribution with respect to any Restricted Stock an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to the Restricted Stock and any distributions thereunder.

15.	Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

16.	Electronic Delivery.

By executing this Restricted Stock Award Agreement, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company, the 2008 Plan, and the Shares via the Company’s electronic delivery system.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Radian Group Inc. has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the date of the grant set forth above.

RADIAN GROUP INC.

By:

Agreed to and Accepted By:

«Name»